FORM OF
Grubb & Ellis Healthcare REIT II, Inc.
2009 Incentive Plan
Restricted Stock Award Agreement

Subject to the terms, restrictions, limitations, and conditions stated in this Restricted Stock Award Agreement (the “Agreement”) and in the Grubb & Ellis Healthcare REIT II, Inc. 2009 Incentive Plan (the “Plan”), Grubb & Ellis Healthcare REIT II, Inc. (the “Company”), a Maryland corporation, hereby awards to the individual Recipient noted above (the “Recipient”), the number of shares of common stock of the Company (“Common Stock”) noted above (the “Award Shares”) as of the Award Date noted above.

Name of Award Recipient:
Number of Award Shares:
Award Date:

Vesting:
The Award Shares shall vest as provided in Section 1 herein.

Forfeiture:
The Award Shares are subject to forfeiture as provided in Section 3 and elsewhere herein.

Unless otherwise indicated, all capitalized terms used in this Agreement shall have the meaning assigned to them under the Plan.

In Witness Whereof, this Agreement has been executed by the Company by a duly authorized officer as of the Award Date.

Grubb & Ellis Healthcare REIT II, Inc.

By:
Title:

By the execution of this Agreement, Recipient hereby acknowledges receipt of a copy of the Plan, represents that Recipient has read and understood the terms and provisions of the Plan, and accepts the Award Shares subject to all terms and provisions of this Agreement and the Plan. Recipient also hereby represents that

Recipient has been advised by the Company to consult with, and has fully consulted with, Recipient’s own tax consultants regarding his making a Code §83(b) election with respect to the Award Shares, and the resulting impact on Recipient’s personal tax situation, prior to entering into this Agreement, that Recipient is not relying on the Company for any tax advice, and that Recipient may incur adverse tax consequences as a result of Recipient’s receipt and disposition of the shares. Recipient understands that Recipient, in his or her sole discretion, may or may not make a Code §83(b) election with respect to the award shares.

[Recipient]

1 Vesting of Award Shares. Recipient shall become vested in a percentage of the Award Shares shown below based upon the completed whole years of Continuous Service of the Recipient from the Award Date of the Award Shares (as noted hereon):

Vesting Schedule:

Percentage Vested:	Years of Continuous Service from Award Date:

20%	Less than 1

40%	At least 1, but less than 2

60%	At least 2, but less than 3

80%	At least 3, but less than 4

100%	At least 4

For all purposes of this Agreement, “Continuous Service” shall mean the period of continuous performance of services by Recipient for the Company, a Parent or a Subsidiary, as determined by the Board in its sole and absolute discretion. If the above calculation of vested Shares would result in a fraction, any fraction will be rounded to zero. However, notwithstanding the foregoing, in the event that the Recipient ceases Continuous Service by reason of death or Disability (which shall mean a physical or mental impairment that substantially limits one or more major life activities and prevents the Recipient from performing his or her duties for the Company), then the Recipient shall nonetheless immediately, as of the date of such cessation of Continuous Service, become fully (100%) vested in the Award Shares. Furthermore, notwithstanding the foregoing, in the event that a Change of Control of the Company occurs while the Recipient is performing Continuous Service, then the Recipient shall nonetheless immediately, as of the date of such Change of Control, become fully (100%) vested in the Award Shares. Notwithstanding the foregoing, the Board of Directors of the Company (the “Board”) may, in its sole discretion, accelerate the vesting of the Award Shares in whole or in part. The Award Shares which have become vested pursuant to the Vesting Schedule or by virtue of such acceleration are herein referred to as the “Vested Award Shares” and all Award Shares which are not Vested Award Shares are sometimes herein referred to as the “Unvested Award Shares.”
2 Rights as Stockholder; Dividend & Voting Rights. Upon the grant of the Award Shares to Recipient on the Award Date, the Recipient (or any subsequent transferee) shall have all of the rights of a stockholder with respect to such Award Shares, subject to all of the restrictions specified herein, including the right to receive all dividends paid or declared with respect to the Award Shares; provided, however, that in the complete and absolute discretion of the Company, any distributions with respect to an issuance of securities by the Company shall be subject to the restrictions set forth herein. Recipient shall have all voting rights applicable for all Vested and Unvested Award Shares for which the record date is on or after the Award Date. Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Award Shares which have been forfeited under Section 3.
3 Forfeiture upon Cessation of Services. Upon the Recipient’s cessation of Continuous Service for any reason, all Unvested Award Shares shall be forfeited, effective upon the date of such cessation of Continuous Service.
4 Restrictions on Unvested Award Shares. None of the Unvested Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, or if the Award Shares are held or owned of record by a transferee, by such transferee, (either being referred to herein as the “Holder”), and any attempt to do so with respect to Unvested Award Shares shall be null and void ab initio, unless (1) the Board expressly authorizes such in writing, (2) Unvested Award Shares are transferred by the Recipient as a bona fide gift (i) to the spouse, lineal descendant or lineal ascendant, siblings and children by adoption of the Recipient, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of this Restricted Stock Agreement. If Unvested Award Shares are transferred pursuant to (1) or (2) above, the Recipient agrees to notify the Board at least thirty (30) days prior to such transfer, and the Board may require that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions.  The restrictions of this Section 4 shall not apply to Vested Award Shares.
5 Termination of Restrictions. The Award Shares, whether owned by the Recipient or any transferee thereof shall continue to be subject to all restrictions imposed under Section 3 and 4 until all Award Shares have become Vested Award Shares.
6 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland.
7 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
8 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter.
9 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Award Shares or any portion thereof shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.
10 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
12 No Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to continue in Continuous Service.
13 Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.
14 No Disclosure Duty. The Recipient and the Company acknowledge and agree that the Company and its directors, officers or employees shall have no duty or obligation to disclose to the Recipient any material information regarding the business of the Company or affecting the value of the Award Shares.

Exhibit A
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE

The undersigned taxpayer (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

1. The name, address and taxpayer identification number of the undersigned Taxpayer are as follows:

Name:
Address:
Social Security Number (TIN):

2. The property with respect to which the election is made is:

shares of common stock of Grubb & Ellis Healthcare REIT II, Inc.

3. The date on which the property was transferred and the taxable year for which this election is made are:

Date on Which Property Was Transferred:
Taxable Year for Which Election is Made:

4. The property is subject to transferability, forfeiture and other restrictions, all as set forth in a Restricted Stock Agreement between the Taxpayer and Grubb & Ellis Healthcare REIT II, Inc.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$ /Share x Shares = $

6. No amount was paid for such property.

The undersigned Taxpayer has submitted copies of this statement to Grubb & Ellis Healthcare REIT II, Inc., the person for whom the services were performed in connection with the Taxpayer’s receipt of the above-described property. The Taxpayer is the person performing the services in connection with the transfer of said property. The undersigned Taxpayer understands that the foregoing election may not be revoked except with the consent of the Commissioner, which will only be granted when the Taxpayer is under a mistake of fact as to the underlying transaction and when made within 60 days of the date such mistake of fact first became known to the Taxpayer.

The undersigned Taxpayer understands and acknowledges that, for this election to be effective, copies of this completed election form must be filed with the Internal Revenue Service (at the location where the Taxpayer’s income tax return would be filed) not later than 30 days after the date the above-described property was transferred to the Taxpayer, and must also be submitted with the Taxpayer’s federal income tax return for the taxable year in which the above-described property was transferred. A copy of this completed election must also be submitted to Grubb & Ellis Healthcare REIT II, Inc. within 30 days after the date the above-described property was transferred to the Taxpayer.

Dated this        day of       , 20      .

Signature:

Name of Taxpayer: